Exhibit 99


     THE BEARD COMPANY                                           News Release
     Enterprise Plaza, Suite 320
     5600 North May Avenue                             Herb Mee, Jr., President
     Oklahoma City, Oklahoma 73112
     (405) 842-2333    OTCBB:  BRCO

                                THE BEARD COMPANY
                          ANNOUNCES 2003 SECOND QUARTER
                        AND SIX MONTHS RESULTS; RECEIVES
                   FIRST INSTALLMENT OF McELMO DOME SETTLEMENT

FOR IMMEDIATE RELEASE:  Tuesday, August 12, 2003

       Oklahoma City, Oklahoma --- The Beard Company (OTCBB:BRCO) today announced that the 2003 second quarter produced a net loss of $637,000, or $0.29 per share. The second quarter of 2002 generated a loss of $560,000, or $0.31 per share, on fewer outstanding shares. Revenues for the current quarter totaled $117,000 compared with $127,000 of revenues in the 2002 second quarter.

       The first six months of 2003 produced a net loss of $1,135,000, or $0.54 per share, versus a loss of $1,021,000, or $0.56 per share, in the 2002 first half. Revenues for the first half of 2003 totaled $311,000 versus $217,000 in the first six months of 2002.

       Herb Mee, Jr., President, stated: "We received the first installment of the McElmo Dome Settlement, totaling $1,162,000 on July 31, and expect to receive the second installment, totaling approximately $2,814,000 on or about October 1 of this year. Receipt of the Settlement ensures that 2003 will be a profitable year while at the same time materially enhancing the Company's liquidity and bolstering our balance sheet ratios.1"

       The Beard Company's common stock is traded on the OTC Bulletin Board under the symbol: BRCO. Its operations consist principally of coal reclamation activities, carbon dioxide (CO2) gas production, the construction of fertilizer plants in China, and its e-commerce activities aimed at developing business opportunities to leverage starpay(TM)'s intellectual property portfolio of Internet payment methods and security technologies.

                            (Continued on next page)

Fax Number (405) 842-9901                            Email: hmee@beardco.com

                                                 THE BEARD COMPANY
                                               Results of Operations
                                                    (Unaudited)
                                                      For the Three Months               For the Six Months
                                                         Ended June 30,                    Ended June 30,
                                                 ------------------------------   -------------------------------
                                                     2003            2002             2003             2002
                                                 -------------   --------------   --------------  ---------------
Revenues.........................................    $117,000         $127,000         $311,000         $217,000
Expenses.........................................     628,000          480,000        1,255,000          921,000
                                                 -------------   --------------   --------------  ---------------

Operating loss...................................    (511,000)        (353,000)        (944,000)        (704,000)
Other income (expense)...........................    (111,000)        (152,000)        (196,000)        (214,000)
                                                 -------------   --------------   --------------  ---------------

Loss from continuing operations
       before income taxes.......................    (622,000)        (505,000)      (1,140,000)        (918,000)
Income taxes.....................................           -                -                -                -
                                                 -------------   --------------   --------------  ---------------


Loss from continuing operations..................    (622,000)        (505,000)      (1,140,000)        (918,000)

Earnings (loss) from discontinued operations.....     (15,000)         (55,000)           5,000         (103,000)
                                                 -------------   --------------   --------------  ---------------

Net loss.........................................   ($637,000)       ($560,000)     ($1,135,000)     ($1,021,000)
                                                 =============   ==============   ==============  ===============

Net loss per average common share outstanding (2):
    Basic and diluted:
    Loss from continuing operations..............      ($0.29)          ($0.28)          ($0.54)          ($0.50)
    Loss from discontinued operations............       $0.00           ($0.03)           $0.00           ($0.06)
                                                 -------------   --------------   --------------  ---------------
    Net loss.....................................      ($0.29)          ($0.31)          ($0.54)          ($0.56)
                                                 =============   ==============   ==============  ===============

Weighted average common shares outstanding -
     basic and diluted...........................   2,179,000        1,829,000        2,121,000        1,829,000
                                                 =============   ==============   ==============  ===============

(1)    Statements  regarding future  profitability and operations,  including the timing of those activities,  are
       "forward  looking  statements"  within the meaning of the Private  Securities  Litigation  Reform Act.  The
       statements involve risks that could significantly  impact The Beard Company.  These risks include,  but are not limited to, adverse general economic conditions, unexpected costs or delays or other unexpected events, as well as other risks discussed in detail in The Beard Company's  filings with the Securities and Exchange
       Commission.

(2)    Net loss per common share for 2003 and 2002 were determined by dividing the net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the periods.

                                                     # # # # #

FOR FURTHER INFORMATION CONTACT:

Herb Mee, Jr.
President
THE BEARD COMPANY
e-mail:  hmee@beardco.com
Telephone:  (405) 842-2333
Fax:  (405) 842-9901